UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

(Date of Report: Date of earliest event reported)

October 30, 2007

GOLDEN SPIRIT ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

         Delaware                       000-26101                          52-2132622

(State or other jurisdiction Incorporated)  (Commission File No.)    (I.R.S Employer Identification No.)

1288 Alberni Street, Suite 806, Vancouver, British Columbia, Canada      V6E 4R8

                       (Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code:

(604) 664-0484

________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01_ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

THIS ASSET PURCHASE AGREEMENT, dated October 26, 2007 (the “Agreement ”), is entered into by and among Golden Spirit Enterprises Ltd., a public Delaware Corporation ( “Parent” ), Port Solutions International Ltd., a pending British Columbia Corporation (“ Acquisition Sub ”), Computainer Systems International Inc., a private Corporation incorporated under the Canada Corporations Business Act(the “Company ”).

Basic Terms

The Company desires to sell to the Acquisition Sub, and the Acquisition Sub desires to purchase from the Company, those assets which relate to the Company’s Shuffle Systems Technology (as defined below).The Computainer Shuffle System Technology which is a fully automated, computer-controlled, handling, sorting, storing and inventory system for (20’) twenty and (40’) forty foot ISO shipping containers.  The Shuffle System is the result of over (10) ten years of research, design engineering, functional models (built and tested), feasibility studies, resulting with the manufacturing, construction and (2) two years of independent-testing of a full size, completely operational Shuffle System combined with over $9,500,000.00 in investment to date.  The Computainer System represents the most significant milestone within the container shipping industry over the past (40) forty years.

Acquisition Sub will acquire the assets and all worldwide proprietary Information, such as, blueprints, patents, copyrights, marketing and licensing rights, business plans, data reports, methods of doing business, contact persons, customer lists, studies, findings and ideas, but not limited to these items.  Company will provide certain of its representatives to disclose and receive those assets and Proprietary Information in a timely and organized manner.  All parties will maintain the trade secret status of its respective assets and Proprietary Information.

Consideration

1. Shares.

The Consideration payable hereunder for the Acquired Assets shall be allocated among the various Acquired Assets by Acquisition Sub in a manner reasonably acceptable to the Company (the “ Purchase Price Allocation ”). The Purchase Price Allocation shall be attached as Exhibit “A” to this Agreement at or within sixty (60) days following the Closing.  Parent is authorized to issue 9,000,000 shares of its Common Stock. Such shares have not been assigned, pledged or encumbered and no Person has any rights to any interest in such shares.

2. Debt Retirement.

Parent and Tim Hume will undertake to retire the existing debt of $350,000 CDN to old shareholders and overdue creditors of the Company.  Parent reserves the right to negotiate the debt with its capital stock.

3.  Raising Capital.

Parent and Tim Hume will raise a minimum of $250,000 CDN to a maximum of $500,000 CDN for operating capital of the Company.

4.  Management Contract.

Parent agrees to sign a mutually agreed upon contract with Tim Hume with respect to his role in organizing and managing the marketing of the Company’s Computainer division within (60) sixty days of signing this agreement.

5. Finder’s Fees.

A finder’s Fee of 300,000 144 Registered shares will be paid to Gino Mollica.

Closing

The Closing will be held at the offices of Dumoulin Black, 10th floor, 595 Howe Street, Vancouver, B.C.,V6C 2T5 as promptly as practicable following satisfaction or waiver of the conditions set forth in the Asset Purchase Agreement, other than those conditions which by their terms are to be satisfied at the closing on December 31, 2007.

ITEM 8.01 OTHER EVENTS

On October 30, 2007 the Company announced a press release as follows:

Golden Spirit acquires Computainer Technology

BELLINGHAM, Wash. – (MARKETWIRE) – October 30, 2007 – Golden Spirit Enterprises Ltd. (OTCBB: GSPT) reports that further to the Memorandum of Understanding signed on October 26, 2007, the Company has signed an Agreement to acquire the technology of Computainer Systems International Inc. (“CSII”).

CSII’s main asset is the Computainer Shuffle System Technology which is a fully automated, computer-controlled, handling, sorting, storing, and inventory system for (20’) twenty & (40’) forty foot ISO shipping containers.  The Shuffle System is the result of over (10) ten years of research, design engineering, functional models (built & tested), feasibility studies, resulting with the manufacturing, construction and (2) two years of independent-testing of a full size, completely operational Shuffle System combined with over $9,500,000.00 in investment to date.  The Computainer System represents the most significant milestone within the container shipping industry over the past (40) forty years.

The acquisition called for Golden Spirit to issue 9,000,000 144-Registered shares and a cash commitment of $350,000 CDN to retire the existing debt to old shareholders and overdue creditors of CSII.  A finder’s fee was paid for the acquisition.

To see how Computainer Technology works watch the video at www.goldenspirit.ws

/s/ Robert Klein
______________________
Robert Klein, President

For further information contact: 1-888-488-6882
Visit our web site at www.goldenspirit.ws

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained herein which are not historical fact are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to, certain delays in testing and evaluation of products and other risks detailed from time to time in Golden Spirit’s filings with the Securities

ITEM 9.01 EXHIBITS.

(c)  Exhibits

10.01- Asset Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned, thereunto duly authorized.

Golden Spirit Enterprises Ltd.

/s/: Robert Klein

By: Robert Klein, President

DATED:  November 6, 2007